                                                               Exhibit 10.26.1

                 LEASE MODIFICATION AGREEMENT

         LEASE MODIFICATION AGREEMENT dated as of the 5th day of April 2000 between 224 West 30 LLC, having an office in care of C & K Properties, Pier 40; West Houston & West Streets, New York, New York 10014 (hereinafter referred to as "Owner") and Medscape, Inc., a Delaware corporation, having an office at 224 West 30th Street, New York, New York 10001 (hereinafter referred to as "Tenant")

                         WITNESSETH:

         WHEREAS, Owner and Tenant entered into that certain Loft Lease agreement dated as of February 8, 2000, covering certain commercial loft space more particularly described in said Loft Lease agreement (the "Demised Premises") in the building known as 224 West 30th Street, New York, New York ("the Building"), under the terms and conditions contained therein (hereinafter referred to as the "Loft Lease"); and

         WHEREAS, Tenant desires to add to the Demised Premises the entire third (3rd) floor of the Building, approximately as indicated on the location plan annexed hereto and made a part hereof, the rentable square foot area of which Owner and Tenant acknowledge and agree shall be deemed to be 11,286 rentable square feet (the "3rd Floor Additional Space); and

         WHEREAS, Tenant and Owner wish to modify the Loft Lease as set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

    1. ADDITION OF SPACE. A. The 3rd Floor Additional Space is hereby added to the Demised Premises effective as of June 1, 2000 (the A3rd Floor Additional Space

Commencement Date) under the same terms, covenants and conditions of the Loft Lease, except as specifically modified by this agreement and except for Articles 48, 61, 64 and 65 of the Lease which shall not apply to this agreement or the 3rd Floor Additional Space. Tenant acknowledges and agrees that the 3rd Floor Additional Space is presently occupied by another tenant of the Building (the "Existing Tenant"), who has agreed to surrender and vacate the 3rd Floor Additional Space on or before May 31, 2000, in accordance with a surrender agreement with Owner. Owner and Tenant agree that if the Existing Tenant does not surrender and vacate the 3rd Floor Additional Space on or before May 31, 2000, and as a result Owner is unable to deliver possession of the 3rd Floor Additional Space to Tenant as required by this agreement, then Owner shall not be subject to any liability for such failure, and this agreement shall remain in full force and effect without extension of the term of the Lease, however, Tenant's obligation to pay rent and additional rent hereunder for such portion of the 3rd Floor Additional Space which has not been delivered by Owner shall not commence and that part of any rent credits to which Tenant is entitled hereunder and which is allocable to such portion of the 3rd Floor Additional Space shall be similarly delayed until possession thereof is delivered to Tenant, subject to the provisions of
Article 24 of the Lease. In the event of such a failure by the Existing Tenant to surrender and vacate all or a portion of the 3rd Floor Additional Space, Owner shall promptly commence and diligently prosecute to completion appropriate summary proceedings in order to evict the Existing Tenant therefrom and recover lawful possession thereof. In such event, upon Owner's recovery of actual and lawful possession thereof, Owner shall furnish Tenant with notice to that effect and deliver possession to Tenant promptly thereafter, at which point Tenant's obligation to pay rent and additional rent, to the extent delayed pursuant to the provisions of this Article, shall commence and any rent credits to which Tenant is entitled hereunder shall commence as well.

     B. Effective as of the 3rd Floor Additional Space Commencement Date in order to reflect the addition of the 3rd Floor Additional Space to the Demised Premises: (1) the fixed annual rent payable under the Loft Lease (exclusive of electricity) shall be increased by the sum of:

(a) $327,294.00 per annum for the period from the 3rd Floor Additional Space Commencement Date through January 31, 2001 and (b) by the sum of $342,022.23 per annum for the period from February 1, 2001 through January 31, 2002 and
(c) by the sum of $357,413.23 per annum for the period from February 1, 2002 through January 31, 2003 and (d) by the sum of $373,496.83 per annum for the period from February 1, 2003 through January 31, 2004 and (e) by the sum of $390,304.18 per annum for the period from February 1, 2004 through January 31, 2005; and (2) Tenant's Share, as defined in Article 53 of the Loft Lease, shall be amended and increased by seven and eight tenths (7.8%) percent to forty-one and eight tenths (41.8%) percent; and (3) the deemed rentable square foot area of the Demised Premises shall be amended and increased by
11.286 deemed rentable square feet to 60,462 deemed rentable square feet for purposes of the Loft Lease including, without limitation, Articles 53 and 62 thereof; and (4) it shall be a material obligation of Tenant under this agreement and the Lease that it shall increase the security deposited with Landlord pursuant to Article 32 of the Lease by means of cash payment in the sum of $109,098.00 to be delivered to Owner upon execution and delivery of this agreement by Tenant, to be held by Owner in accordance with the provisions of said Article 32 of the Lease, in order that the aggregate amount of security deposited with Landlord shall thereafter be the sum of $446,842.00.

           2. CONDITION OF 3RD FLOOR ADDITIONAL SPACE. Tenant expressly acknowledges that it has inspected the 3rd Floor Additional Space and is fully familiar with the physical condition thereof. Tenant agrees to accept the 3rd Floor Additional Space as of the 3rd Floor Additional Space Commencement Date in its then "as is" condition. Owner shall have no obligation to do any work in or to the 3rd Floor Additional Space in order to make them suitable and ready for occupancy and use by Tenant other than the work expressly set forth below which Owner shall perform with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Tenant:

           (i) demolish and remove the existing interior installation and build-out throughout the 3rd Floor Additional Space within thirty (30) days after Owner's recovery of lawful possession thereof; and

           (ii) obtain and deliver to Tenant a form ACP-5 with respect to the 3rd Floor Additional Space; and

           (iii) furnish and install, at Owner's sole cost and expense within ninety (90) days after Owner's delivery of possession of the 3rd Floor Additional Space to Tenant, new windows in the 3rd Floor Additional Space in a building standard manner using building standard materials in accordance with Owner's ongoing Building window replacement program.

     The performance by Owner of the above work ("Owner's 3rd Floor Additional Space Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of the Lease, as amended hereby, including payment of rent.

     B. Any changes in or additions to the work and installations mentioned in Section A above which shall be consented to by Owner as provided in Article 7 of the Lease, and further changes in or additions to the 3rd Floor Additional Space after said Owner's 3rd Floor

Additional Space Work has been completed, if so consented to by Owner and if made at Tenant's request by Owner or its agents, shall be paid for by Tenant promptly when billed at cost plus 10% for insurance and overhead and plus 10% for profit, and in the event of the failure of Tenant so to pay for said changes or additions, Owner at its option may consider the cost thereof, plus the above percentages, as additional rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

     C. Owner agrees to use reasonable efforts to complete Owner's 3rd Floor Additional Space Work on or before June 15, 2000, subject to acts or omissions of Tenant and causes beyond Owner's reasonable control. Owner's failure to complete Owner's 3rd Floor Additional Space Work on or before June 15, 2000 shall not entitle Tenant to any abatement or set-off of any monies due under the Loft Lease or to cancel the Loft Lease or this agreement. In the event that Owner shall not have delivered to Tenant possession of the 3rd Floor Additional Space on or before September 1, 2000, Tenant may within thirty (30) days thereafter unequivocally and unconditionally notify Owner that Tenant elects to terminate and cancel this agreement effective as of the date which is thirty (30) days after the delivery of Tenant's notice (the "3rd Floor Additional Space Cancellation Date") provided, however, that the 3rd Floor Additional Cancellation Date shall be extended by one (1) day for each day of delay in Owner's delivery of the 3rd Floor Additional Space which is due to any acts or omissions by Tenant. If Tenant duly exercises this option, this agreement shall be cancelled on the 3rd Floor Additional Cancellation Date and neither Owner nor Tenant shall have any further liability hereunder except that the representations and indemnifications contained in Article 9 hereof shall survive and any security deposited with Owner hereunder shall be returned to Tenant. Notwithstanding the foregoing, however, in the event that Owner shall give Tenant notice that the 3rd Floor Additional Space shall be delivered to Tenant prior to the 3rd
Floor Additional Space Cancellation Date, and provided same occurs prior to the 3rd Floor Additional Space Cancellation Date then, in such event, Owner's notice shall negate and nullify Tenant's notice.

     D. If the substantial completion of Owner's 3rd Floor Additional Space Work is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant's behalf, then Tenant shall pay as hereinbefore provided rent and additional rent on a per diem basis for each day of delay of Owner's substantial completion caused by Tenant or any of the aforementioned parties.

     E. Owner's 3rd Floor Additional Space Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration ("Punch List Items") remain to be performed, provided that said Punch List Items shall be completed by Owner within a reasonable time thereafter or (ii) a portion of Owner's 3rd Floor Additional Space Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed.

     F. Any failure by Owner to complete Owner's 3rd Floor Additional Space Work within any time period provided for in this Article shall not entitle Tenant to any abatement or set-off of rent or additional rent or to cancel the Lease or this agreement, or to make any claim for damages as a result thereof unless caused by the willful misconduct of Owner.

    3. RENT COMMENCEMENT. A. Tenant's obligation to pay fixed annual rent under this agreement for the 3rd Floor Additional Space shall commence on a date (the "3rd Floor Additional Space Rent Commencement Date") which shall be the earlier of:

             (1) the date that Owner delivers to Tenant possession of the 3rd Floor Additional Space with Owner's 3rd Floor Additional Space Work as set forth in Article 2, Section A hereof substantially complete; or

             (2) the date that Tenant first occupies the 3rd Floor Additional Space for either (a) the conduct of its business in accordance with the terms hereof or (b) the commencement of any initial alteration work to be performed by Tenant, at its sole cost and expense, in order to prepare the 3rd Floor Additional Space for the conduct of Tenant's business.

        B. When the 3rd Floor Additional Space Rent Commencement Date has occurred, Tenant, upon the request of Owner, shall execute a statement prepared by Owner, fixing the 3rd Floor Additional Space Rent Commencement Date unless Tenant disputes the correctness thereof. Any failure of Tenant to execute such statement shall not affect the 3rd Floor Additional Space Rent Commencement Date as determined by Owner.

        C. Tenant expressly waives any right to rescind this agreement under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Owner's failure to deliver possession of the 3rd Floor Additional Space on a date certain. Tenant agrees that the provisions of this Article, Article 2 of this agreement and Article 24 of the Lease are intended to constitute "an express provision to the contrary" within the meaning of said New York Real Property Law Section 223-a.

    4. RENT CREDIT. A. If and so long as Tenant is not in default under the Loft Lease after notice and beyond any grace period, in addition to the rent credit currently provided for therein, Tenant shall be entitled to a further rent credit in the sum of $81,823.50, to be applied in equal monthly increments, each in the sum of $13,637.25, against the first six (6) full monthly installments of fixed annual rent (without electricity) accruing under the Loft Lease from and after the 3rd Floor Additional Space Commencement Date.

         B. Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of this Loft Lease, breaches any covenant, condition or provision of this Loft Lease and fails to cure such breach within any applicable grace period, and provided that this Loft Lease is terminated by Owner because of such default, then, in addition to all other damages and remedies herein provided and to which Owner may be otherwise entitled, Owner shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor.

    5. SUCCESSORS/ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

    6. ENTIRE AGREEMENT.

         A. This agreement represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, to the extent that they pertain to the matters addressed herein, are hereby merged herein.

         B. Tenant acknowledges that neither Owner nor any representative or agent of Owner has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Demised Premises or any matter or thing affecting or relating to the Demised Premises except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this agreement. Tenant shall not be liable or bound in any manner by any oral or written statement, broker's "set-up", representation, agreement or information pertaining to the Demised Premises or this agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

    7. EFFECTIVENESS. This agreement shall not be binding upon Owner until executed and delivered by both Owner and Tenant.

    8. RATIFICATION. Except as specifically modified herein, all other terms, covenants and conditions of the Loft Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

    9. NO BROKERS/INDEMNIFICATION: Tenant warrants that it has not dealt with any broker, agent or finder in connection with the 3rd Floor Additional Space and that no broker, finder or consultant participated in procuring this agreement other than Harry Krausman of Colliers/ABR, Inc. and Sam Gavish of SAG, Inc., each of whom acted solely as consultants to Tenant ("Tenant's Consultants"). Tenant warrants to Owner that it shall pay any fee due to Tenant's Consultants, in accordance with the terms of separate agreements with each of them.

Tenant hereby indemnifies and agrees to defend and hold Owner, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Owner by anyone who claimed to have dealt with Tenant for recovery of compensation or damages for procuring this Agreement or by reason of a breach or purported breach of the representations and warranties contained herein.

    10.  MISCELLANEOUS.

         A. The captions in this agreement are for convenience only are not to be considered in construing this agreement.

         B. This agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

         C. Terms used in this agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Loft Lease.

         D. If any provision of this agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

224 WEST 30 LLC                            MEDSCAPE, INC.

By:  /s/ Ben Korman                        By: /s/ Peter Frishauf
   ----------------                          --------------------
   Ben Korman    Managing Partner          Peter Frishauf - Chairman and Founder
    (Name)         (Title)